FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (the “Amendment”) to the Distribution Agreement dated as of July 21, 2026 (the “Agreement”), by and between each of the entities listed on Schedule A, each severally and not jointly (each referred to herein as the “Fund”) and J.P. Morgan Institutional Investments Inc. (the “Distributor”), is entered into as of July 21, 2026 (the “Eﬀective Date”).

WHEREAS, the Fund and the Distributor (the “Parties”) desire to amend Schedules A, B and C of the Agreement to reflect an updated list of Funds; and

WHEREAS, pursuant to Section 10.5 of the Agreement all amendments are required to be in writing and signed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and suﬃciency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedules A, B and C to the Agreement are hereby deleted in their entirety and replaced with Schedules A, B and C attached hereto.

3.	All other terms and conditions of the Agreement remain in eﬀect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

JPMorgan Real Assets Dedicated Fund

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Chief Financial Officer & Treasurer

JPMorgan Public and Private Income Fund

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Chief Financial Officer & Treasurer

JPMorgan Credit Markets Fund

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Chief Financial Officer & Treasurer

J.P. Morgan Institutional Investments Inc.

By:	/s/ James A. Hoffmann
Name:	James A. Hoffmann
Title:	Executive Director

Schedule A

Fund	State and Form of Organization
JPMorgan Credit Markets Fund	Delaware Statutory Trust
JPMorgan Public and Private Income Fund	Delaware Statutory Trust
JPMorgan Real Assets Dedicated Fund	Delaware Statutory Trust

Schedule B

Fund	Share Class
JPMorgan Credit Markets Fund	Class S Class A Class I
JPMorgan Public and Private Income Fund	Class S Class A Class I
JPMorgan Real Assets Dedicated Fund	Class S Class A Class I

Schedule C

Fund	Front-End Load Class	Distribution Plan Class	CDSC Class
JPMorgan Credit Markets Fund	Class A	Class S Class A	Class A
JPMorgan Public and Private Income Fund	Class A	Class S Class A	Class A
JPMorgan Real Assets Dedicated Fund	Class A	Class S Class A	Class A